UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

POSITIVEID CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 25, 2009, Blue Moon Energy Partners, LLC, a Florida limited liability company (“Blue Moon”), entered into a pre-arranged stock trading plan with a brokerage firm to sell a limited amount of common stock, par value $0.01 per share (the “Common Stock”), of PositiveID Corporation, a Delaware corporation (the “Company”), designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions (the “10b5-1 Plan”).

The 10b5-1 Plan allows for the sale of a maximum of 1,250,000 shares of the Company’s Common Stock. The 10b5-1 Plan provides for sales of specified share amounts at specified market prices, subject to specified limitations. Sales pursuant to the 10b5-1 Plan are expected to begin as early as December 15, 2009 and will end no later than November 10, 2010. The 10b5-1 Plan may terminate sooner in accordance with its terms.

Scott R. Silverman, the Company’s chairman and chief executive officer, is a manager of Blue Moon and controls a member of Blue Moon. William J. Caragol, the Company’s president and chief financial officer, is a manager and member of Blue Moon.

Transactions made under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plan or the plan of any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: November 27, 2009

/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer